UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2007
ISOTIS S.A.
(Exact Name of Registrant as Specified in Charter)

Switzerland	000-50449

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Goodyear
Irvine, California 92618
(Address of Principal Executive Offices)(Zip Code)

(949) 595-8710
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 18, 2007 (the “Effective Date”), IsoTis, Inc. (the “Company”) and AlloSource, a not-for-profit corporation (“AlloSource”), entered into a license agreement relating to the intellectual property underlying the Company’s DynaGraft II and OrthoBlast II products (the “Products”). Prior to entering the license agreement, AlloSource was one of the Company’s private label partners and the Company provided AlloSource with its DynaGraft II products, which AlloSource resold under its AlloFuse private label.
     Pursuant to the license agreement, the Company granted AlloSource an exclusive license to the intellectual property relating to the formulations, compositions and manufacturing processes for DynaGraft II and OrthoBlast II. The license agreement enables AlloSource to manufacture products using the licensed intellectual property in the United States, Canada and Mexico for any use other than in dental applications. AlloSource also obtained a non-exclusive worldwide license to use the intellectual property to use, sell, offer to sell and import products for any use outside the dental field. AlloSource is generally prohibited from selling products that incorporate the licensed intellectual property to the Company’s current and future designated potential private label partners. However, upon the earlier of (i) IsoTis’ failure to order the minimum amount of tissue from AlloSource pursuant to a tissue procurement agreement or (ii) July 1, 2010, AlloSource will be permitted to sell products incorporating the licensed intellectual property to IsoTis’ private label partners, provided that IsoTis does not have a then-existing private label agreement with such private label partner. IsoTis reserved the right to use the licensed intellectual property to make its DynaGraft II and OrthoBlast II products worldwide and to continue to supply those products to its existing and future private label partners.
     In exchange for the license, AlloSource agreed to pay the Company a license fee of $2,500,000, a portion of which was offset against amounts the Company owed AlloSource pursuant to a tissue processing and supply agreement. In addition, AlloSource agreed to pay the Company a deferred royalty payment, before May 1, 2008, equal to the lesser of $2,500,000 or a calculation based on the 2007 sales of AlloFuse. The license agreement is effective as of May 18, 2007 and remains in force perpetually; however, the exclusivity of patents licensed under the license agreement applies only for the life of each applicable patent right.
     A copy of the press release announcing the transaction is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
99.1	Press release dated May 22, 2007 announcing the entry into the license agreement with Allosource.

SIGNATURES
     We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

ISOTIS S.A. (registrant)
Date: May 24, 2007	By:	/s/ Robert J. Morocco
Robert J.Morocco
Chief Financial Officer, Senior Vice President, Secretary & Treasurer

EXHIBIT INDEX

Exhibits:	Description of Document
99.1	Press release dated May 22, 2007 announcing the entry into the license agreement with Allosource.